Exhibit 10.1

SECOND AMENDMENT TO LEASE

Torotel, Inc.; 550 => expanding to 520 N. Rogers Road, Olathe, KS

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into to be effective as of October 31, 2016, by and between 96-OP Prop, L.L.C., a Kansas limited liability company (“Lessor”), and Torotel, Inc., a Missouri corporation (“Lessee”), who agree as follows:

WHEREAS, Lessor and Lessee are parties to that certain Standard Industrial/Commercial Multi-Tenant Lease - Net dated as of July 23, 2010, as previously amended by First Amendment to Lease dated as of December 20, 2013 (as amended, the “Lease”), pursuant to which Lessor leases to Lessee certain premises currently identified as 550 N. Rogers Road (the “Premises”), in Building 4 (the “Building”) in the Lessor’s Lindenwood Business & Technical Center (the “Project”), Olathe, KS; andWHEREAS, Lessee desires to extend the Term of the Lease and reconfigure and expand the Premises to include an additional +/-58,251 RSF (the “Expansion Space”); and

WHEREAS, Lessor is willing to reconfigure the Premises, provide the Expansion Space, and extend the Term of the Lease, all on the terms and conditions set out in this Amendment;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, receipt of which is hereby acknowledged, subject to all of the terms, covenants and conditions herein and in the Lease, the parties agree that the Lease shall be and hereby is modified, amended and superseded in the following particulars:

1Definitions. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such term in the Lease, unless otherwise modified herein.

2Premises; Expansion. Effective as of November 1, 2016, the Premises shall be expanded to include the Expansion Space. As expanded, the Premises shall be deemed to include 72,388 RSF in total, comprising the areas highlighted on the Floor Plan attached as Exhibit “A” (as expanded, the “Premises”). The expanded Premises shall be readdressed to be identified as 520 N. Rogers Road, Olathe, KS (provided, however, since the expanded Premises will also continue to include the original Suite 550 Premises area, Lessor will not reassign the Suite 550 designation to another tenant space).

3Lease Term. The Term of the Lease is hereby extended to continue through and expire on December 31, 2026 (subject to earlier termination upon exercise of Lessee’s Early Termination Option or Self-Help Termination Option, or further extension pursuant to exercise of Lessee’s Extension Option(s), as provided herein below).

4Net Base Rent. Through the Lease Term, as extended, net Base Rent for the Premises shall be payable in the following monthly amounts:

	Monthly Net Rent	Annual $ per RSF
through December 31, 2016* (unchanged at):	$8,400.00	$1.40
January 1, 2017* - December 31, 2018:	$26,843.88	$4.45
January 1, 2019 - December 31, 2019:	$29,256.82	$4.85
January 1, 2020 - December 31, 2020:	$32,876.22	$5.45
January 1, 2021 - December 31, 2021:	$35,289.15	$5.85
January 1, 2022 - December 31, 2022:	$36,495.62	$6.05
January 1, 2023 - December 31, 2024:	$37,702.08	$6.25
January 1, 2025 - December 31, 2026:	$38,908.55	$6.45

*  or, if later, upon the 30th day following Substantial Completion of the Lessor’s Work, as described in the Construction Memorandum attached hereto as Exhibit “C”.

5Lessee’s Share of Common Area Operating Expenses and Taxes. As a result of the expansion, effective as of January 1, 2017, Lessee's Share will be increased to a deemed 34.7%,   and

Lessee’s estimated share of Real Estate Taxes, Insurance, CAM and Central Plant charges shall be adjusted to thereafter be payable as follows:

	unchanged through		as of	Annual $
	12/31/2016		1/1/2017	per RSF (est.)
Taxes, Insurance & General CAM	$1,823.21	*
General CAM:	- - -		$5,549.75	$0.92	**
Insurance:	- - -		$965.17	$0.16
Taxes:	- - -		$5,851.36	$0.97
Central Plant (“CP”):	$1,200.00		$5,500.00	$0.912	***
Equipment PM:	$561.64		$1,200.00	$0.20	****

* Taxes, Insurance and General CAM charge amounts estimated and payable by Lessee through December 31, 2016 shall be accepted by Lessor and Lessee as payment in full for Lessee’s Share of such charges applicable for 2016, and the parties shall deem said amounts settled based on such estimated payments.

** Notwithstanding anything to the contrary, Lessee’s 2017 Share of General CAM charges shall be fixed at the stipulated amount of $5,549.75 per month (based on a stipulated $0.92 per RSF per annum). From and after January 1, 2018, and continuing through the 7th year of the Lease Term (through December 31, 2023), Lessee’s Share of General CAM charges (including amortization) shall be artificially limited, if applicable, based on a cumulative and compounding 5% inflation cap, so that Lessee’s Share of General CAM charges will not exceed $0.966 per RSF for 2018, $1.014 per RSF for 2019, $1.065 for 2020, etc.

*** Allocation of the costs to operate and maintain the Central Plant (“CP”) shall be in accordance with Section 63 of the Lease, utilizing BTU meters, power sub-meters and/or proportionate space allocations in order to equitably allocate the CP utilities, operating and maintenance costs among the tenants that utilize such shared use equipment; provided that, for so long as Lessee is not running extended hours shifts (i.e., operating hours exceeding 45 per week that place a higher demand of wear and tear on the CP equipment) and that Lessee employs a reasonable set back routine to limit HVAC run times during off hours, then for purposes of the CP formula allocations applicable to Lessee, the CP maintenance, repair and replacement costs (including amortization but not including utilities) shall be deemed to be capped for 2017 so as not to exceed $104k ($.50 per RSF), and such expenses shall be capped each year thereafter, with such cap increasing annually by a 5% cumulative and compounding inflation factor (thus, prior to allocation of CP costs to Lessee based on use, the CP maintenance, repair and replacement costs cap will be $.50 in 2017, $.525 in 2018, $.55125 in 2019, $.5788 in 2020, etc.).

**** Allocation of costs to operate and maintain other shared use equipment serving the Premises areas (e.g., air handlers, energy management systems, compressors, access control systems, etc.) shall be proportionately allocated based on area of service and/or utilizing meters or sub-meters in order to equitablyallocate the operating and maintenance costs among the tenants that specifically utilize such shared use equipment.

6Security Deposit; Additional Surety. In concert with this Amendment, Lessee’s Security Deposit shall be increased from $12,750.00, to hereafter be $55,000.00. Lessee shall also provide Lessor with an unconditional, irrevocable letter of credit (herein the “LOC”) from a bank reasonably acceptable to Lessor, in the amount of Three Hundred Fifty Thousand Dollars ($350,000.00). The LOC shall be retained and may be drawn upon by Lessor as additional security for Lessee’s faithful performance and observance of the covenants, agreements and conditions of this Lease. The initial LOC shall not have an expiration date earlier than December 31, 2017, and shall be timely extended or replaced each year (at least 30-days prior to expiration) to continue year-to-year through the Lease Term; provided, however, if the Lessee has not been in material default of its obligations under the Lease at any time during the prior calendar year (beyond applicable grace, notice and cure periods), then beginning for the calendar year 2020, and each calendar year thereafter, the amount of the LOC may be reduced by $75k per annum (thus, a reduced LOC balance of $275k for 2020, $200k for 2021, $125k for 2022, etc.). Lessee hereby grants to Lessor a security interest in the LOC and the cash portion of the Security Deposit, which shall be held by Lessor in accordance with applicable provisions of the Lease and the provisions hereof. The LOC shall be freely assignable by Lessor to Lessor’s successors in interest (but only in connection with sale or financing of the of the Building and/or assignment or collateral assignment  of the Lease).

7Early Termination Option. Lessee shall have the right to prematurely terminate the Term of this Lease (the "Early Termination Option"), effective as of December 31, 2023 (the “Early Termination Date"), subject to the following terms and conditions:

(a)Lessee shall not be in default under this Lease (beyond applicable grace, notice and cure periods) either on the date that Lessee exercises the Early Termination Option, or on the designated Early Termination Date; and

(b)Lessee must give Lessor no less than nine (9) months advance written notice (time being of the essence) of Lessee’s election to exercise this Early Termination Option (“Lessee’s Termination Notice”); and

(c)Upon exercise of the Early Termination Option, Lessee shall pay Lessor an early termination fee (“Early Termination Fee”) in an amount equal to the sum of: (a) One Hundred Seventy Thousand Dollars ($170,000.00), plus (b) an amount computed to reimburse Lessor for all of its unamortized costs incurred in completing this Amendment and reconfiguring and preparing the expanded Premises for Lessee’s occupancy (i.e., the extension and expansion commissions payable for this Amendment to Lease and all costs incurred by Lessor to complete Lessor’s Work (as defined herein) to remodel and prepare the Premises for Lessee). Such costs will be amortized on a straight-line one hundred twenty (120) month schedule (with interest at a stipulated rate of 6.5%), starting January 1, 2017 and ending December 31, 2026. On request (after completion of remodeling construction), Lessor shall provide Lessee with a schedule summarizing said costs and an amortization schedule for the same. The Early Termination Fee shall be payable in full with delivery of the Lessee’s Termination Notice.

If Lessee properly exercises this Early Termination Option, performs all of its obligations through the designated Early Termination Date, and cleanly vacates and surrenders the Premises on or before the Early Termination Date, then Rent payable under this Lease shall be apportioned as of the Early Termination Date, the Term of this Lease shall terminate as of the Early Termination Date, and neither party shall thereafter have any further rights or obligations accruing after said Early Termination Date, except those which by the provisions of this Lease expressly survive the expiration of the Lease Term. Upon Lessee’s surrender of the Premises in accordance with the provisions of the Lease, the LOC shall be surrendered and the Security Deposit will be refunded in accordance with the provisions of Article 5.

8Options to Extend Term. Lessee shall have two (2) options (the "Extension Option(s)"), to extend the Term of this Lease for an additional five (5) years each (the "Extension Term(s)"). The Extension Options shall be subject to the following terms and conditions:

(a)Lessee shall give Lessor written notice of its election to exercise such Extension Option(s) no less than twelve (12) months in advance of the then current Term Expiration Date, time being of the essence; and

(b)Lessee may not exercise the Second Extension Option unless it has previously exercised the First Extension Option; and

(c)Lessee shall not be in default under the terms of this Lease (beyond applicable grace, notice and cure periods) either on the date that Lessee exercises the Extension Option, or, unless waived in writing by the Lessor, on the Expiration Date of the then current Term; and

(d)For years 1-2 of each Extension Term, the net base rental rate shall remain flat and unchanged from the prior end-of-Term rate. On each anniversaryfor each subsequent year of the Extension Term, the net base rate shall increase annually by $0.10 per RSF; and

(e)Lessee shall continue in occupancy and accept the Premises on the commencement date of the Extension Term in its “as-is” “where is” condition and configuration, without any warranty, allowance, abatement, adjustment or credit from Lessor with respect to the condition or improvement thereof; and

(f)Promptly following Lessee’s exercise of its Extension Option, Lessor shall acknowledge said proper exercise and provide Lessee with a confirming amendment and/or estoppel certificate to document the extension of the Lease Term upon the terms and conditions provided for herein, which conforming documentation shall be executed by the parties within fifteen (15) days after the date upon which Lessee exercises its Extension Option.

Except as set forth above, or as may otherwise be inconsistent with the terms hereof, all of the terms, conditions and provisions of this Lease shall continue to apply and continue in effect during and with respect to the Extension Term.

9Condition of Premises; Expansion Space Remodeling; Lessor’s Work. Lessee occupies and is conducting its business in the current Suite 550 portion of the Premises, is familiar with the current condition and configuration of the Expansion Space, and accepts the Premises areas, as to be expanded, in “as is” “where is” condition and configuration. Notwithstanding the above, Lessor, at Lessor’s cost, shall promptly remodel the Expansion Space pursuant to mutually approved plans, to be substantially as depicted in the Schematic Drawings attached as Exhibits “C-1” and “C-2”, and in accordance with the scope-of-work detailed as the Lessor’s Work in the Construction Memorandum attached hereto as Exhibit “C”. Lessor’s Work shall be promptly initiated and scheduled to be completed in a good and workmanlike manner (targeting construction to begin in October and to progress on a time line to allow Lessee to start delivering furniture, equipment and inventoryto the Expansion Space in early December 2016). The parties acknowledge that Lessee will have possession of and will continue to occupy and be in control of the original Suite 550 portion of the Premises areas (and various portions of the Expansion Space) during the course of such remodeling work. Lessor shall be granted reasonable access to the Premises areas to allow for the efficient progress of the construction. Lessee shall, as Lessee deems reasonably appropriate, provide for the security and control of its ongoing business operations in the Premises during the course of the remodeling work.

10Lessee’s Work. Lessee shall be solely responsible, at Lessee’s cost, for design and installation of its own trade fixtures, machinery, furniture and equipment. The Premises areas are currently improved and fit out with an infrastructure that includes extensive disbursed electrical, mechanical, HVAC, and compressed air equipment. Lessee shall be entitled to utilize and reconfigure and use all such in-place infrastructure and equipment and shall be responsible, at Lessee’s costs, for reconfiguring such equipment and completing anyelectrical, ventilation, compressed air line and/or other mechanical or electrical modifications which may be required to properly power and install Lessee’s machinery, trade fixtures and equipment in the Premises.

11Building Mounted Signage. Lessee, at Lessee’s expense, may install compliant building mounted signage on the west, south and east facades of the building; such signage shall be subject to Lessor’s reasonable approval and otherwise in compliance with the requirements of Lease Section 53.

12Parking. Notwithstanding anything in the Lease to the contrary, from and after November 1, 2016, Lessee’s parking allocation shall be increased to an aggregate one-hundred fifty (150) parking spaces (allocated at 2.1 spaces per 1,000 RSF under lease), to be located in areas on the Property as may be reasonably directed and periodically adjusted by Lessor. Twenty (20) of Lessee’s allotted parking spaces shall be designated as exclusive use spaces on the West and South sides of the property, in close proximity to the Premises’ West entry point. The balance of Lessee’s allotted parking spaces shall be unreserved spaces located in the open parking lot on the East side of the Building, as depicted in the Site Plan attached hereto as Exhibit “D”. Applicable sections of Lease Exhibit “D “  are hereby amended to conform to these changes.

13Temporary Shared Access to Rest Rooms and Kitchen. Through the earlier of November 20, 2016, or the first date that access is made available to the Expansion Space, Lessee shall continue to be provided shared access to and use of the existing rest rooms and adjoining break area. Once access to the Expansion Space is made available, Lessee shall have access to and begin to utilize the rest rooms and break area located in the Expansion Space.

14Expansion/Extension/Early Termination Options and Allowances. Except for the Early Termination Option, the Extension Option and the Self-Help Termination Option specifically granted in this Amendment, there are no carry-over or remaining extension options, rights of first offer, expansion options, early termination options, right of recapture and/or any other options or allowances available to Lessee or Lessor under the Lease and, to the extent that any such options or allowances may have previously been granted or were applicable or available during any prior portion of the Lease Term, they are hereby deemed inapplicable and of no further force or effect.

15Lessor’s Warranties.  Lessor warrants to Lessee that:

(a)To the Lessor’s knowledge, the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (HVAC), loading doors, sump pumps, if any, and all such other elements in the Expansion Space (other than those elements which are planned to be removed, reconfigured, remodeled or replaced in connection with Lessor’s Work, and recognizing that certain lines, ducts, cables, etc. may have been disconnected when the prior tenant vacated the Premises and Lessee may need to modify and/or reconnect same prior to use) are in good operating condition, the structure of the roof, bearing walls and foundation of the Expansion Space are free of material defects, and the Expansion Space does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law; and

(b)To the Lessor’s knowledge, the current improvements in the Expansion Space (excepting therefrom parts of the prior tenant’s exhaust ducts and all aspects and elements which are to be demolished and/or removed, reconfigured, remodeled or replaced in connection with Lessor’s Work, and recognizing that certain lines, ducts, cables, etc. may have been disconnected when the prior tenant vacated the Premises and Lessee may need to modify and/or reconnect same prior to use) comply with the building codes that were in effect at the time each such improvement, or portion thereof, was constructed; and

(c)All new construction modifications to be made to the Premises as part of the Lessor’s Work will be made pursuant to permitted plans, prepared to comply with currently Applicable Requirements now in effect; and

(d)Upon completion of Lessor’s Work and at all times thereafter during the Term, and subject to Lessee operating its equipment with efficient exhaust systems and maintaining good energy saving practices and environmental controls (e.g., by keeping dock areas environmentally isolated, using weather break vestibules and not operating with dock doors standing open) to limit outside air exchanges, the HVAC system for the Premises will be capable of maintaining a 74-degree temperature in the production and warehouse areas of the Premises when the outdoor temperature reaches 100 degrees, and will be capable of maintaining relative humidity in a range between a low of 30% (in winter, at an outdoor temperature of 20 degrees) and a high of 60% (in summer, at an outdoor temperature of 90 degrees) in the production and warehouse areas in the Premises.

As used herein, Lessor’s “knowledge” shall mean the current, actual knowledge, without duty of investigation or inquiry, of Nick Claussen (“NC”) and Paul Denzer (“PD”). The fact that NC and PD are named herein as such shall not subject either NC or PD to any personal liability, and only Lessor shall be liable in the event of breach of any of the foregoing representations.

16Lessor’s Maintenance Obligations. As more specifically set out and subject to the terms and conditions detailed in Lease Section 7.2, Lessor agrees that, at all times during the Term, Lessor will keep the Building exterior, roof, structural walls, HVAC and Central Plant in good condition and repair.

17Lessee’s Removal/Restoration Obligations. Lease Section 7.4(b) is hereby amended in part to delete any requirement that the original or current condition of the Premises be restored by Lessee at the expiration or upon earlier termination of the Lease.

18Inducement Recapture. From and after December 31, 2021, if Lessee is not (and has not previously been) in default under the terms of the Lease (beyond applicable grace, notice and cure periods), then Lease Section 13.3 shall thereafter be deemed deleted from the Lease.  In any event,

Section 13.3 shall only apply to inducements granted to Lessee under this Amendment, and not to any inducements granted to Lessee under the original Lease and the 2013 amendment thereto.

19Assignment and Subletting. The parties acknowledge that as currentlyconstituted, Lessee is a publically traded company and that as such, Section 12.1(b) of the Lease is inapplicable to the Lessee.

20Self-Help Rights and Self-Help Termination Option. Subsection 13.6 (b) of the Lease is revised and restated in its entirety, and a new subsection 13.6 (c) is hereby added to the Lease, to provide as follows:

(b)Self-Help Performance by Lessee on Behalf of Lessor. If Lessee provides written notice to Lessor as provided in Section 13.6(a), pertaining to an event or circumstance which requires the action of Lessor with respect to repair and/or maintenance of the portions of the Building for which Lessor is responsible and which event or circumstance materially adversely affects the conduct of Lessee’s business or operations from the Premises (a “Material Repair Notice”), and Lessor fails to commence corrective action within ninety (90) days after receipt of such Material Repair Notice and/or if having commenced said cure Lessor does not diligently pursue repairs to completion, then Lessee may proceed to exercise a self-help remedy to initiate the required maintenance or repairs on the terms and conditions detailed herein below and Lessee shall be entitled to prompt reimbursement by Lessor of Lessee’s reasonable out-of- pocket costs and expenses in making such repairs, along with a 10% administrative/handling fee to fairly compensate Lessee for its time and effort in addressing such matters. Prior to initiating any such self-help remedy, Lessee shall deliver an additional ten (10) days’ written notice to Lessor, specifying that Lessee will be initiating this self-help remedy, and stating in bold face letters that: “IF LESSOR FAILS TO RESPOND TO THIS NOTICE WITHIN TEN (10) BUSINESS DAYS FROM LESSOR’S RECEIPT AND EITHER COMMENCE THE REQUIRED REPAIRS OR MAINTENANCE, OR REASONABLY OBJECT TO SUCH REQUIREMENT, THEN LESSEE SHALL BE ENTITLED TO COMPLETE SUCH REPAIRS AND RECEIVE PROMPT REIMBURSEMENT BY LESSOR OF LESSEE’S REASONABLE COSTS AND EXPENSES IN MAKING SUCH REPAIRS, ALONG WITH A 10% ADMINISTRATIVE/HANDLING FEE TO COMPENSATE LESSEE FOR ITS TIME AND EFFORT IN DOING SO AS PROVIDED HEREIN.” Promptly following completion of any such maintenance or repair work by Lessee pursuant to the provisions of this Section, Lessee shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto, along with proof of payment and lien releases.  If Lessor does not deliver a detailed written objection to Lessee within  thirty(30) days after receipt of an invoice from Lessee, then Lessee shall be entitled to immediately deduct from Rent next payable by Lessee under this Lease, the amount set forth in such invoice, net of the amount thereof that would otherwise have appropriately been payable by Lessee as Lessee’s Share (i.e., net of the amount that Lessee would otherwise properly owe as its Share of the Common Area Operating Expenses, if such expenditures would properly be accounted for as Common Area Operating Expenses or CP expenses under applicable terms and conditions of this Lease). Amounts offset from Lessee’s Rent as provided herein shall thereafter be properly accounted for as Building Common Area Operating Expenses or CP expenses (as otherwise appropriately provided for in this Lease). If, however, Lessor reasonably responds to Lessee with a written objection to the payment of such invoice, setting forth with reasonable particularity Lessor’s argument that such action did not have to be taken by Lessor pursuant to the provisions of this Lease, or that the event or circumstance did not materially or adversely affect the conduct of Lessee’s business or operations from the Premises to the extent claimed by Lessee, or that the charges are excessive (in which case Lessor shall concurrently pay the amount it contends would not have been excessive), then Lessee shall not then be entitled to such deduction from Rent, but rather the matter shall be promptly submitted by the parties to arbitration for resolution. If Lessee prevails in any such arbitration proceeding, the amount of any award (which shall include Lessee’s reasonable attorneys’ fees and related costs) may then be deducted by Lessee from the Rent next due and owing under this Lease (unless Lessor pays such award within thirty(30) days after it is so awarded). Notwithstanding the foregoing, Lessee’s rights under this Section shall not apply to any repair or maintenance required to address a casualty which is covered as an Insured Loss (which matters shall be addressed as provided in Lease Section 9).

(c)Termination Right on Lessor’s Breach. In the event an alleged Lessor’s breach is (i) of such a nature that it materially and adversely affects Lessee’s ability to occupy and operate in the Premises, and (ii) the cost of reasonable repairs would exceed $500,000.00 (i.e., an amount exceeding ten (10) months’ of Lessee’s total annual Rent), and (iii) neither Lessor nor Lender cures said breach within ninety (90) days after receipt of said written notice, or if having commenced said cure they do not diligently pursue it to completion, and (iv) Lessee does not elect to pursue its self-help remedy to cure said breach under subsection (b) above, then Lessee shall have the right to terminate the Lease (the “Self-Help Termination Option”) by giving Lessor no less than three (3) months advance written notice (time being of the essence) of Lessee’s election to exercise this Self-Help Termination Option (Lessee’s “Self-Help Termination Notice”) designating therein the date Lessee will vacate and surrender the Premises (the “Self-Help Termination Date”). If Lessee properly exercises this Self-Help Termination Option, performs all of its obligations through the designated Self-Help Termination Date, and cleanly vacates and surrenders the Premises on or before the Self-Help Termination Date, then Rent payable under this Lease shall be apportioned as of the Self-Help Termination Date, the Term of this Lease shall terminate as of the Self-Help Termination Date, and neither partyshall thereafter have any further rights or obligations accruingafter said Self- Help Termination Date, except those which by the provisions of this Lease expressly survive the expiration of the Lease Term. Upon Lessee’s proper surrender of the Premises in accordance with the provisions of the Lease, the LOC shall be surrendered and the Security Deposit will be refunded in accordance with the provisions of Article 5.

21Attornment; Transfer of Security Deposit. Clause (d) of Lease Section 30.2 is hereby deleted from the Lease. Lessor agrees to pay or credit any new owner with the Security Deposit paid by Lessee to Lessor.

22Non-Disturbance Agreement. Within sixty (60) days after the mutual execution and delivery of this Amendment, Lessor will obtain and provide Lessee with a Non-Disturbance Agreement in a commerciallyreasonable form executed by Lessor’s Lender and/or a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in a commerciallyreasonable form acceptable to Lessor’s Lender, to be promptly executed by Lessor, Lessor’s Lender and Lessee.

23Memorandum of Lease. Neither this Lease nor any abstract hereof shall be recorded by Lessee; provided, however, Lessor agrees to execute a short form Memorandum of Lease in form and content reasonably acceptable to Lessor to evidence the existence of this Lease and Lessee’s possessory rights to the Premises under the Lease. Upon the expiration or earlier termination of this Lease, Lessee shall promptly execute and deliver to Lessor a termination and release of such Memorandum of Lease. The foregoing obligation shall survive the expiration or earlier termination of this Lease.

24Ratification of Lease; Estoppel. The Lease, as hereby amended, is ratified and confirmed in its entirety and shall continue in full force and effect, subject to the terms and provisions thereof and hereof. Lessee and Lessor hereby confirm that the Lease is in full force and effect, has not been changed, modified or amended, except as summarized above, and is free from default by Lessor and/or Lessee. Lessee and Lessor are not aware of and have no notice of any claim, litigation or proceeding pending or threatened against the Lessor or relating to the Lease, and there are no claims or basis for allowances, concessions, offsets or entitlement under the Lease or against Lessor or otherwise, except as provided in this Amendment. Lessee and Lessor represent to each other that they are not aware of and have no notice of any violation of any law or statute, code, ordinance or directive relating to the use or conditions of the Building or Lessee’s operations therein.

25Authority. The undersigned parties signing on behalf of Lessor and Lessee represent and warrant to the other that each has full authority to enter into this Amendment and further agree to hold harmless, defend and indemnify the other from any claims or losses (including reasonable attorneys fees) arising from any lack of such authority.

26Broker. The parties represent to each other that they have not dealt with any real estate brokers, salespersons or finders in connection with the negotiation of this Amendment, other than

Winbury Realty KC, LLC d/b/a Colliers International (“Colliers”) and Block Real Estate Services, LLC (“Block”), and no other persons or entities representing Lessee are entitled to any compensation or commission in connection herewith. Lessor will compensate said brokers pursuant to its separate agreement with Colliers and Block.

27Submission; Signatures. Submission of this Amendment by Lessor to Lessee for examination and/or execution shall not in any manner bind Lessor and no obligation on Lessor shall arise under this Amendment until and unless this Amendment is accepted and signed by an authorized agent of Lessor. This Amendment maybe signed in multiple counterparts, bydigital, facsimile or electronically transmitted signature, copies which when assembled together with both parties’ signatures shall be binding on the parties as originals.

28Binding Effect. The Lease, as hereby amended, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. This Amendment shall be binding upon and inure to the benefit of Lessor, Lessee and their respective successors and permitted assigns.

29Conflict. Except as otherwise set forth above, or as may otherwise be inconsistent with the terms hereof, all of the terms, conditions and provisions of the Lease shall continue to apply and continue in full force and effect. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first set forth above.

Lessor:	Lessee:

96-OP Prop, L.L.C.,	Torotel, Inc.,
a Kansas limited liability company	a Missouri corporation

By:	By:
Paul P. Denzer, its Manager	Herb Sizemore, its President

Exhibit "A"

Floor Plan of Building

Torotel, Inc. - 520 N. Rogers Road, Olathe, KS

(showing approximate location and conceptual layout of the Premises Areas, as expanded)

TOOL ROOM
~21' x 19'-3"
POTTING 2
27'x32'
EXIST. HOOD
12'x10'
OFFICE
12'-6"
x13'-6"
EXISTING T-WEST
EXISTING MACHINE SHOP
SAFETY ROOM
13'x13'
EXISTING UPS
12'-6"x25'
BREAK
52'x47'-6"
FINAL FURNITURE LAYOUT PER TENANT
36' - 18" LOCKERS
Electric Switch Gear
10'x31'
SHIPPING WAREHOUSE
39'x48'
11'x20'
MOW WELLNESS
13'x10'
KITCHENETTE
OFFICE
13'x15'
WORKSTATIONS
8x6
TAI ENGINEERING WORKSTATIONS
8x6
PLACEMENT TO BE CONFIRMED BY TENANT
Banded Glass above 4' pony wall
FULL HEIGHT GLASS on 8"x8" Curb
OFFICE
13'x12'
OFFICE
13'x13'-6"
OFFICE
12'x13'-6"
RECEPT
OFFICE
15'x14'
LG. CONF
13'-9"
x23'-4"
4' PONY WALL
PRODUCTION FLOOR
ELIASON DOUBLE ACTING TRAFFIC DOORS
LANDING & STAIR LOCATION A
HEAD COIL ROOM
Tenant Installed Paint Booth
THERMAL SHOCK
32'-6"x26'
POTTING
32'-6"x33'
32'x63'
39'x38'

Exhibit "C"

Construction Memorandum

Torotel, Inc. - 520 N. Rogers Road, Olathe, KS

This Construction Memorandum supplements the Second Amendment (the “Amendment”) to Lease for Torotel, Inc., 520 N. Rogers Road, Olathe, KS. The terms used herein shall have the same meanings as set forth in the Lease (as amended), unless such meanings are expressly contradicted herein.

1.Tenant Improvements. Subject only to the remodeling improvements to be made by Lessor as described herein (“Lessor’s Work”), Lessee accepts the Expanded Premises in “as is” “where is” condition and configuration. Lessor shall construct and install (collectively, “construct”) the remodeling improvements to the Premises as set forth herein (the “Tenant Improvements”) pursuant to plans and specifications to be prepared by an architectural or space planning firm approved by Lessor (the “Architect”). “Lessor’s Work” will include the following:

(a)       Demise the area of the Premises;

(b)       Construct new offices, rest rooms, break rooms and production areas pursuant to the mutually approved Final Plans (as defined below), which will be developed, refined and finalized with reference to the conceptual floor plan Schematics attached as Exhibit Schedules “C-1” and “C-2”;

(c)         Construct a new Premises entry approach pursuant to mutually approved Final Plans, to be designed, refined and finalized with reference to the conceptual Schematics attached as Exhibit Schedule “C-3”;

(d)           Install two high wall windows in the prior ventilation openings on the south production wall (between the office area and the first potting room), and install three clerestory style windows in the east break area wall;

(e)         Reconfigure building standard ceiling and lighting in the newly constructed and remodeled areas, and repair and/or replace any damaged areas of ceiling grid and/or ceiling tile;

(f)         Rearrange and/or install additional building standard florescent lighting as appropriate for the reconfigured areas;

(g)         Relocate fire sprinkler heads as appropriate for the new layout (any special changes to sprinkler heads required to accommodate special tenant machinery, fixture or equipment requirements shall be at Lessee’s cost);

(h)         Install +/-10’ of standard kitchen cabinetry (fit out with a kitchen sink) in the break area, and an additional +/-12’ of counter top, with appropriate plumbing and power hook ups for Lessee’s refrigerators, microwaves, ice makers, dishwashers, etc.;

(i)         Paint all newly constructed walls (with a neutral primary color) as approved by Lessee and Lessor to coordinate with existing paint colors (allowance will be for two coats of paint to cover);

(j)          Install building standard carpeting over the existing concrete floors in the new below-mezzanine open office area; clean existing carpeting in all existing carpeted office areas;

(k)         Paint the floors in the new rest room areas (existing concrete floors to remain as-is in break room, production and shipping areas);

(l)         Test and repair emergency light fixtures, as may be required;

(m)       Verify fire extinguisher maintenance is up to date; repair and/or replace components as necessary; and

(n)         Install additional sub-meters and/or reconfigure existing meters and adjust allocation formulas based on RSF and/or appropriate utilization formulas as may be reasonably required to be able to track and account for utility, equipment and Central Plant costs allocable to the expanded Premises.

2.Plans and Specifications.

2.1Schematic Drawings. Conceptual drawings depicting the planned layout of the Premises and the location of the Tenant Improvements therein (the “Schematic Drawing(s)”) have been approved by Lessor and Lessee and are attached hereto as Exhibits “C-1”, “C-2” and “C-3”.

2.2  Final Plans. Lessor shall engage the Architect to prepare final plans and specifications and working drawings, including finish specifications (collectively, the “Final Plans”) based upon the Schematic Drawings and addressing the scope of Lessor’s Work outlined in Section 1 above. Upon completion of the Final Plans, same shall be submitted to Lessor and Lessee for approval. Within five (5) days after Lessee’s receipt of the Final Plans, Lessee shall notify Lessor and the Architect of any changes which Lessee desires to make to such Final Plans, which notice shall be in writing and shall identify with specificity the changes which Lessee desires to make and shall attach a copy of the Final Plans initialed by Lessee and showing the desired changes (the “Lessee’s Change Notice”). Within a reasonable time following Lessor’s receipt of the Final Plans and Lessee’s Change Notice (if any), Lessor shall approve or disapprove thereof. If Lessor disapproves, the Final Plans shall be revised by the Architect to reflect those changes described in Lessee’s Change Notice which are not disapproved by Lessor and such other items needed to satisfy Lessor’s objections thereto. The improvements depicted on the Final Plans, as so revised, shall constitute the “Tenant Improvements.” At Lessor’s request, upon completion of the revised Final Plans, Lessee shall initial same and deliver them to Lessor, thereby acknowledging the form of such Final Plans.

2.3Standard of Review by Lessee. Lessee agrees that any changes which it desires to make as set forth in Lessee’s Change Notice shall be reasonable and made in good faith. In the event Lessor and Lessee have any differences with respect to changes each desires to make to the Schematic Drawings or Final Plans, Lessor and Lessee shall promptly meet and use good faith efforts to resolve the differences.

2.4Accuracy of Plans and Specifications. Notwithstanding the fact that Lessor shall review and denote revisions to the Schematic Drawings and Final Plans, and that Lessor shall have designated or approved of the Architect, Lessor shall not be liable in any way to Lessee or any other person or entity for any deficiencies in the Schematic Drawings or Final Plans, delays in the preparation and/or delivery thereof, or any errors or omissions by the Architect, nor shall same constitute a warranty or guaranty that the Final Plans are complete or accurate, or that the improvements depicted therein will comply with any laws, or are sufficient for Lessee’s use or business.

3.Permits. As soon as practicable following completion of the Final Plans, the GC or the Architect shall submit the Final Plans to appropriate governmental authorities, pay the appropriate filing fees, and attempt to obtain the permits and approvals (the “Permits”) necessary or appropriate to allow the construction of the Tenant Improvements. If, as part of the procedure of obtaining or attempting to obtain Permits, any governmental agencies or authorities request changes in the Final Plans, the Final Plans shall be modified to incorporate such changes unless Lessor or Lessee do not reasonablely approve thereof, which approval shall not be unreasonablywithheld. The Architect shall promptlyrevise the Final Plans as required by such governmental agencies or authorities unless such required revisions are reasonably disapproved of by Lessor or Lessee.

4.Construction. Lessor, at Lessor’s expense, shall engage a general contractor (herein the “GC”) to construct the Tenant Improvements in accordance with the Final Plans for which Permits are issued. Such general contractor shall commence and thereafter complete the construction of the Tenant Improvements in a reasonably diligent manner; provided, however, neither Lessor nor the general contractor shall be obligated to incur overtime premium wage rates or be obligated to construct any improvements not set forth in such Final Plans.

5.Costs of Construction; Lessor’s Work. Lessor, at Lessor’s expense, will provide a full build- to-suit (“turnkey”) construction of the Lessor’s Work.

Notwithstanding anything to the contrary, the parties’ agree that the Lessor’s Work, as depicted in the attached Schematic Drawings, has already incorporated various plan changes requested by Lessee (i.e., to add three additional offices on the production floor, configure the 2nd potting room area and safety room, construct the moms/wellness room and kitchenette, build four “phone booths”, etc.) (collectively, “Change Order #1”). Lessee shall fund $35,000.00 as its stipulated contribution towards the costs of the Change Order #1 additions and Lessor shall otherwise cover the costs to include and construct the Change Order #1 items as part of Lessor’s turnkey construction commitment.

6.Disclaimers; Exclusions. All dimensions in the Schematic Drawings are approximate for conceptualization, and are subject to field verification.  Except as otherwise specified, finishes will be building standard. Any furniture and/or cubicle work station locations and/or furniture and/or equipment depictions are approximate and are included for conceptual convenience only. No cubicle work station furniture or equipment or furniture installation is included in the construction package. Data communications and telephone wiring and modifications to the electronic access control and/or alarm systems, telephones, data, cameras and sound is excluded from the Lessor’s construction package and will be provided by Lessee or Lessee’s designated vendors. Customization of mechanical and/or electrical systems and/or installation of special ventilation for Lessee’s equipment will be at Lessee’s cost. Construction materials maybe re-used from existing building inventoryor acquired from contractor or ownership inventoryitems when in good and functional condition. Lessor’s “Construction Costs” shall include, without limitation, all architectural costs, permit fees, costs of material and labor and the fee normally paid to Lessor (or one of its affiliates) for supervising, managing and constructing the Tenant Improvements within the scope of work described immediately below and as may be incorporated into the Final Plans.

Notwithstanding anything to the contrary above, Lessee, at Lessee’s expense, will be responsible for modifications required to properly install andsetup Lessee’smachinery and equipment, to include, but not be limited to any required reconfiguration of or modifications to the existing lighting, electrical circuitry, bus bars or installation of other required power drops sufficient for Lessee to power its machinery and equipment, and installation of any required/customized power, compressed air lines, ventilation or life safety equipment required for proper set up and operation of Lessee’s machinery and equipment.

7.Change Orders. Lessor shall not be obligated to consent to, or make, any changes or additions requested by Lessee to the Final Plans. Any such changes or additions requested by Lessee and consented to by Lessor (“Change Orders”) shall be at the sole cost and expense of Lessee, and the increased cost of construction of the Tenant Improvements, including such Change Orders, shall be the responsibility of Lessee. In addition, Lessee shall also be responsible for all costs and expenses resulting from or arising out of any delay in completing the Tenant Improvements as a result of such Change Orders. The rent commencement date shall not be delayed by, nor shall Rent abate as a result of, any delays in substantial completion of the Tenant Improvements as a result of or occurring in connection with any Change Orders. The costs and expenses for which Lessee is responsible relating to such Change Orders shall be payable by Lessee to Lessor monthly, in advance, based on Lessor’s estimate of the Change Order work expected to be completed in the next thirty (30) days and shall be made even though Lessee has not occupied the Premises and may never occupy the Premises. The balance, if any, of all costs and expenses of such Change Orders shall be paid upon completion of construction of the Change Order work.

8.Substantial Completion; The terms “Substantial Completion” and “Readyfor Occupancy” shall mean the date on which substantial completion of the Lessor’s Work has occurred. Substantial completion shall be deemed to have occurred on the date the work has been completed in substantial accordance with the Final Plans, except for matters not adversely affecting Lessee’s use or occupancy of the Premises and except for punch list items (i.e., minor details of construction, mechanical adjustments or decorations which do not materially interfere with Lessee’s use of the Premises). The parties acknowledge that construction of the new exterior SW entry features may require additional lead time for materials and construction, so that portion of the Lessor’s work is not required to be completed for Substantial Completion of the Premises. The Premises shall be deemed Substantially Complete and Ready for Occupancy even though Lessee’s furniture, telephones, telexes, facsimiles, photocopy machines, computers and other business machines or equipment have not been installed, the purchase and installation of which shall be Lessee’s sole responsibility. If any action or inaction of Lessee or Lessees parties causes or results in a delay in the date the Lessor’s Work would have been substantially completed, same shall be deemed to be a “Lessee Delay,” and the date of substantial completion of the work shall be deemed to have occurred earlier by the number of days of such Lessee Delays. Lessee agrees that it shall fully cooperate with Lessor, the Architect and the general contractor, if any, to the extent necessary to assure substantial completion of the work as soon as is reasonably possible.

9.Punch List. Lessee agrees to deliver to Lessor, in writing, a “punch list” identifying with specificity all defects in the Tenant Improvements (including, without limitation, identification of all areas where the Lessor’s Work does not conform with the Final Plans for which Permits were issued) as modified by Change Orders. Such punch list shall be delivered to Lessor, if at all, within fifteen (15) days following Substantial Completion. Lessee shall be deemed to have accepted the Premises and approved of the construction if Lessee does not deliver such punch list to Lessor within said number of days or, if Lessee so delivers such punch list to Lessor, then Lessee shall be deemed to have accepted the Premises and approved of the construction of Lessor’s Work to the extent of all portions of the work which are not described with specificity as defective in such punch list. Lessor agrees to complete such punch list items within forty-five (45) days of Lessor’s receipt of such punch list from Lessee, if such punch list is delivered as provided herein.

Exhibit “C-1" - Schematic Drawing

Torotel, Inc. - 520 N. Rogers Road, Olathe, KS

(conceptual layout for upper office area of the Premises)

15'–6"x26'
Office
10'x12'
IT, Phone, & Data
10'x20'
ELECTRICAL
Kitchen
13'x14'
Overlook Group Meeting/ Conference and Design Space
TRAINING/ CONFERENCE/ BREAK ROOM
17'x39'
MEETING OR OFFICE
12'x17'
MEETING OR OFFICE
11'–6"x 29'–8"
VIDEO CONF.
16'x16'
VIDEO CONF.
16'x16'
MEETING OR OFFICE
14'x25'
EXISTING WINDOW
MEETING OR OFFICE
14'x18'
OVERLOOK LANDING & STAIR
- LOCATION A. MODIFY
CEILING FOR HEADROOM
(SHOWN DASHED)
MEETING OR OFFICE
14'x18'
CEILING TO BE DEFINED
MEETING OR OFFICE
14'x20'
TELECOM

Exhibit “C-2" - Schematic Drawing

Torotel, Inc. - 520 N. Rogers Road, Olathe, KS

(conceptual layout for the Production Floor area of the Premises)

EXISTING T-WEST
TOOL ROOM
+21' x 19'-5"
POTTING 2
27'x32'
EXISTING MACHINE SHOP
SAFETY ROOM
13'x13'
EXISTING MTS
12'-6"x25'
EXIST. HOOD
12'x10'
OFFICE 12'-6" x13'-6"
OFFICE 12'-6" x13'-6"
OFFICE 12'-6" x13'-6"
BREAK
52'x47'-6"
11'x20'
MOM/WELLNESS
13'x10'
KITCHENETTE
OFFICE 12'-6" x13'-6"
OFFICE 12'-6" x13'-6"
OFFICE 12'-6" x13'-6"
(16) ENGINEERING WORKSTATIONS
8x8
PLACEMENT TO BE CONFIRMED BY TENANT
(8) WORKSTATIONS
8x6
OFFICE
13'x15'
Banded Glass above 4' pony wall
FULL HEIGHT GLASS on 8"x8" Curb
24' – 18" LOCKERS
36' – 18" LOCKERS
FINAL FURNITURE LAYOUT PER TENANT
OFFICE
13X12'
OFFICE
13X12'
Electric Switch Gear
10'x31'
OFFICE
13'x13'-6"
Banded Glass above 4' pony wall
4' PONY WALL
PRODUCTION FLOOR
RECEPT.
8x12
OFFICE
12'x13'-6"
(14) WORKSTATIONS
8x6
SHIPPING WAREHOUSE
39'x48'
ELIASON DOUBLE ACTING TRAFFIC DOORS
OFFICE
13'x13'-8"
OFFICE
13'x12'
LANDING & STAIR LOCATION A
OFFICE
15'x14'
OFFICE
13'x12'
OFFICE
13'x12'
HEAD COIL ROOM
Tenant Installed Paint Booth
THERMAL SHOCK
32'-6"x26'
POTTING
32'-6"x33'
32'x40'
29'x38'
LG. CONF.
13'-9"
x23'-4"

Exhibit “C-3" - Schematic Drawing

Torotel, Inc. - 520 N. Rogers Road, Olathe, KS

(conceptual schematic for new Premises entry)

Exhibit “D" - Site Plan

Torotel, Inc. - 520 N. Rogers Road, Olathe, KS

(conceptual parking schematic)

Hooper Holmes
560 N. Rogers Road
92,732 SF
204 parking spaces allocated
(1.78 per 1,000 SF per lease, increased to 2.2 per 1,000 SF with fee)
Castle Creations
540 N. Rogers Road
43,485 RSF
87 parking spaces allocated
(@2 per 1,000 RSF)
Torotel, Inc.
520 N. Rogers Road
+/-71,849 RSF
150 parking spaces allocated
(@2.1 per 1,000 RSF)
4 spaces on West, adjacent to new entry (incl. req'd ADA space(s))
Torotel Reserved Parking
(20 spaces; including reconfigured ADA and visitor parking)
16 spaces on the South side of the Building
Overflow Parking Area
+/-108 spaces
Conceptual parking expansion area, to include drive lane, islands and +/-100 additional parking spaces
BUILDING 5